Exhibit 99.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 20, 2012, by and among Dune Energy, Inc., a Delaware corporation (the “Company”), and the Investors listed on the signature pages hereto (collectively with their permitted assigns, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the several Common Stock Purchase Agreements by and between the Company and each Investor party hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreements” and each a “Purchase Agreement”).

WHEREAS:

A. Upon the terms and subject to the conditions of each Purchase Agreement, the Company has agreed to issue to each Investor, and each Investor has agreed to purchase, such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), as is required pursuant to such Purchase Agreement; and

B. To induce each Investor to enter into a Purchase Agreement, the Company has agreed to provide each Investor with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Majority Holders” means Investors holding a majority of the Registrable Securities held by all of the Investors.

“Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Prospectus” means the prospectus, including all documents incorporated therein by reference, included in any Registration Statement (as hereinafter defined), as it may be amended or supplemented, including by means of any prospectus supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act, together with any then issued “issuer free writing prospectus(es),” as defined in Rule 433 of the 1933 Act, in each case, relating to the Registrable Securities.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act, including pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means the Common Stock of the Company issued or issuable to the Investors under the Purchase Agreement and any shares of capital stock issued or issuable with respect to such shares of Common Stock or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

“Registration Statement” means any registration statement of the Company, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the 1933 Act or deemed to be a part of such registration statement pursuant to Rule 430 or 462(b) of the 1933 Act, covering the sale of the Registrable Securities.

2.	REGISTRATION.

a. Mandatory Registration. The Company shall, within thirty (30) days from the closing date of the initial purchase of Common Stock by an Investor pursuant to a Purchase Agreement (the “Filing Deadline”), file with the SEC a Registration Statement specifically relating to the Registrable Securities and registering the sale of all of the Registrable Securities by the Investors (the “Shelf Registration Statement”). The Investors and their counsel shall be provided with a reasonable opportunity, which shall be at least three (3) Business Days, to review and comment upon such Shelf Registration Statement, and each amendment or supplement thereto, prior to its filing with the SEC. Each Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as possible, and in any event no later than ninety (90) days after the filing thereof (the “Effectiveness Deadline”), and to keep the Shelf Registration Statement effective and available for sales of all of the Registrable Securities at all times until (i) all Registrable Securities covered by such Registration Statement have been sold by the Investors, (ii) the date as of which each Investor may sell all of the Registrable Securities without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (iii) the Registrable Securities have ceased to be outstanding (the “Registration Period”). The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The initial Registration Statement shall contain (except if otherwise directed by the Majority Holders) the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit A. In the event that Form S-3 is available for the registration of the resale of Registrable Securities hereunder, the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

b. Rule 424 Prospectus. By 9:30 a.m. New York City time on the second Business Day following the date that the Shelf Registration Statement has been declared effective by the SEC, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Shelf Registration Statement. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, a prospectus, including any amendments or supplements thereto, to be used in connection with sales of the Registrable Securities under the Registration Statement. Each Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC. Each Investor shall comment upon such prospectus within three (3) Business Days from the date such Investor receives the final version of such prospectus.

c. Sufficient Number of Shares Registered. Following the purchase by any Investor of additional Registrable Securities pursuant to a Purchase Agreement or in the event the number of shares available under the Shelf Registration Statement is insufficient to cover all Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than thirty (30) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or New Registration Statement to become effective as soon as possible, and in any event no later than ninety (90) days following the filing thereof.

d. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. Notwithstanding anything in this paragraph to the contrary, in the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Majority Holders.

e. Underwriting Procedures. The Investors who desire to do so may sell such Registrable Securities in an underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 2(f). In connection with any underwritten public offering, none of the Registrable Securities held by any Investor shall be included in such underwritten public offering unless such Investor accepts the terms of the offering as agreed upon by the Company, the Majority Holders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lock-up agreement terms), and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering, then the Company shall include in such offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Investors that are participating in such offering, which Registrable Securities shall be allocated pro rata among such Investors participating in the offering, based on the number of Registrable Securities held by each such Investors, second, any other securities of the Company requested by any other holders thereof to be included in such offering, pro rata among such other holders based on the number of securities held by each such holder, and third, securities offered by the Company for its own account.

f. Selection of Underwriters. If any offering of Registrable Securities is in the form of an underwritten public offering, the Majority Holders shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm or firms shall, in any case, also be approved by the Company, such approval not to be unreasonably delayed or withheld. An investment banking firm or firms selected pursuant to this Section 2(f) shall be referred to as the “Approved Underwriter” herein.

g. Incidental or “Piggy-back” Registration Rights. If the Company proposes to file a Registration Statement with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company, then the Company shall give written notice (an “Incidental Registration Notice”) of such proposed filing to each of the Investors at least ten (10) Business Days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Investors the opportunity to register the number of Registrable Securities that each such Investor may request (an “Incidental Registration”). Any such request by an Investor must be made in writing and received by the Company within five (5) Business Days of the date on which the Investor received the Incidental Registration Notice. The failure of any Investor to respond to an Incidental Registration Notice within five (5) Business Days shall be deemed a waiver of such Investor’s rights under this Section 2(g) with respect to such Incidental Registration. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten public offering (the “Company Underwriter”) to permit each Investor who has requested in writing to participate in the Incidental Registration pursuant to this Section 2(g) to include the number of such Investor’s Registrable Securities indicated by such Investor in such offering on the same terms and conditions as the Common Stock of the Company or the account of such other stockholder, as the case may be, included therein. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 2(g) involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Investors thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lock-up agreement terms), and then only in such quantity as set forth below. If the Company Underwriter determines that the aggregate amount of the securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the securities in such offering, then the Company shall include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, (i) all of the securities to be offered for the account of the Company, in the case of a Company initiated Incidental Registration or (ii) all of the securities to be offered for the account of the stockholders who have requested such Incidental Registration, in the case of a stockholder initiated Incidental Registration, second, any Registrable Securities and any other shares of Common Stock requested by holders thereof (including the Investors) to be included in such registration (to the extent that the holders of such securities do not have priority to be included in such registration), pro rata among the Investors and such other holders based on the number of securities held by each such holder, and third, all of the securities to be offered for the account of the Company, in the case of an Incidental Registration initiated by any stockholder of the Company.

h. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) the Registration Statement when declared effective fails to register all of the Registrable Securities, (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an “Effectiveness Failure”) or (iii) on any day after the date the applicable Registartion Statement is declared effective by the SEC sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by a Trading Market (as defined in the Purchase Agreements), a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of shares of Common Stock or a failure to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2.0%) of the aggregate purchase price of such Investor’s Registrable Securities pursuant to the Purchase Agreement whether or not included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on the thirtieth day after the date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(h) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

3.	RELATED OBLIGATIONS.

Whenever registration of Registrable Securities has been requested or required pursuant this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and any Prospectus used in connection with such Registration Statement, as may be necessary to keep any Registration Statement effective and usable at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

b. The Company shall submit to each Investor for review and comment any disclosure in the Registration Statement and all amendments and supplements thereto containing information provided by such Investor for inclusion in such document and any descriptions or disclosure regarding such Investor, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least five (5) days prior to their filing with the SEC, and not file any document in a form to which such Investor reasonably and timely objects. The objection of an Investor shall be deemed to be reasonable if such Registration Statement, amendment or supplement thereto, as applicable, as proposed to be filed, contains a material misstatement or omission. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of the Majority Holders, which consent shall not be unreasonably withheld. Upon request of an Investor, the Company shall provide to such Investor all disclosure in the Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-Q or a filed Form 8-K) at least (3) Business Days prior to their filing with the SEC, and not file any document in a form to which such Investor reasonably and timely objects. The objection of an Investor shall be deemed to be reasonable if such Registration Statement, amendment or supplement thereto, as applicable, as proposed to be filed, contains a material misstatement or omission. Each Investor shall comment upon the Registration Statement and any amendments or supplements thereto within three (3) Business Days from the date such Investor receives such Registration Statement and any amendments or supplements thereto. Upon request, the Company shall furnish to each Investor, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement. Notwithstanding anything in this Section 3(b) to the contrary, the Company shall not be required to take, or refrain from taking, any actions, in the reasonable opinion of counsel for the Company, not in compliance with applicable law.

c. Upon request of any Investor, the Company shall furnish to such Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the Prospectus included in such Registration Statement (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

d. Prior to any public offering of Registrable Securities, cooperate with the selling Investors, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions within the United States of America as the selling Investors or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to permit the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement in a manner that is in compliance with the applicable laws of such jurisdiction; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify each Investor in writing if the Company has determined that any Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon an Investor’s request, deliver a copy of such supplement or amendment to such Investor. In providing this notice to an Investor, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material non-public information about the Company or the Common Stock to such Investor. Following such notice, the Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable time and to notify each Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(g).

h. The Company shall cooperate with each Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as such Investor may reasonably request and registered in such names as such Investor may request.

i. The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If reasonably requested by an Investor, the Company shall (i) promptly include or incorporate in a prospectus, prospectus supplement or post-effective amendment such information as such Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus, prospectus supplement or post-effective amendment as soon as notified of the matters to be included or incorporated in such prospectus, prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

k. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other state or federal governmental agencies or authorities within the United States as may be necessary to consummate the disposition of such Registrable Securities.

l. If reasonably requested by an Investor at any time, the Company shall deliver to such Investor a written confirmation of whether or not the effectiveness of a Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is current and available for sale of all of the Registrable Securities.

m. The Company shall enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter) and take such other reasonable actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter.

n. The Company shall make available at reasonable times for inspection by any managing underwriter, broker/dealer or Investor if any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter, broker/dealer or Investor (each, an “Inspector”) all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such seller agrees that it shall furnish only such portion of those Records that it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records.

o. If such sale is pursuant to an underwritten offering or if any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall obtain a “cold comfort” letter dated the effective date of the Registration Statement or the pricing of such offering, as applicable, and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter or Investor reasonably requests.

p. If such sale is pursuant to an underwritten offering, the Company shall furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily included in such opinions.

q. The Company shall comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering a period of twelve months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated under the 1933 Act.

r. The Company shall cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.

s. The Company shall, within the deadlines specified by the 1933 Act and the rules promulgated thereunder, make all required filings of all Prospectuses and free writing prospectuses with the SEC and make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

t. The Company agrees to take all other reasonable actions as necessary to effect the registration of the Registrable Securities and to expedite and facilitate disposition by any Investor of Registrable Securities pursuant to any Registration Statement.

u. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, any Trading Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any Purchase Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit A in the Registration Statement.

4.	OBLIGATIONS OF EACH INVESTOR.

(a) Each Investor agrees to cooperate with the Company’s reasonable requests in connection with the preparation and filing of any Registration Statement, any amendments and supplements to any Registration Statement hereunder and to furnish such information regarding itself, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities held by it as required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Subject to the provisions of this Section 4(b), following the effectiveness of a Shelf Registration Statement, the Company may direct the Investors, in accordance with this Section 4(b), to suspend sales of Registrable Securities pursuant to such Shelf Registration Statement and the use of any Prospectus or preliminary Prospectus contained therein for such times as the Company reasonably may determine are necessary and advisable (but in no event, (A) in the case of clause (1) below, for more than 60 consecutive days and (B) in the case of clauses (1), (2) and (3) below, for more than an aggregate of 90 days in any consecutive 12-month period commencing on the date hereof or more than 60 days in any consecutive 90-day period, except, in the case of clause (B), as a result of a review of any post-effective amendment by the SEC prior to declaring any post-effective amendment to the Shelf Registration Statement effective, provided that the Company has used its commercially reasonable efforts to cause such post-effective amendment to be declared effective), if any of the following events shall occur: (1) the representative of the underwriters of an underwritten offering of Common Stock has advised the Company that the sale of Registrable Securities pursuant to such Shelf Registration Statement would have a material adverse effect on such underwritten offering; (2) the majority of the Company’s board of directors shall have determined in good faith that (a) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, consolidation, business combination, disposition, tender offer, corporate reorganization or other significant transaction involving the Company, (b) upon the advice of counsel, the sale of Registrable Securities pursuant to such Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable laws or (c) (i) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (ii) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (iii) the proposed transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable; or (3) the majority of the Company’s board of directors shall have determined in good faith that it is required by law, rule or regulation or SEC-published release or interpretation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to incorporate information into the Shelf Registration Statement, including for the purpose of (a) including in the Shelf Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act, (b) reflecting in the Prospectus any facts or events arising after the effective date of the Shelf Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (c) including in the Prospectus any material information with respect to the plan of distribution not disclosed in the Shelf Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Investors to resume sales of Registrable Securities as soon as possible. Each Investor agrees that, upon receipt of the notice referred to in Section 3(e), any notice from the Company of the existence of a stop order described in Section 3(f) hereof or a notice from the Company of any of the events set forth in Section 4(b) (in each case, a “Suspension Notice”), such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until (A) such Investor’s receipt of the copies of the supplemented or amended Prospectus, or (B) it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Investor receiving a Suspension Notice hereby agrees that it will either (1) destroy any Prospectuses, other than permanent file copies, then in such Investor’s possession that have been replaced by the Company with more recently dated Prospectuses, or (2) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

5.	EXPENSES OF REGISTRATION.

Except as provided in the following sentence, all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, or otherwise arising from or incidental to the performance of this Agreement, shall be paid by the Company. The Investors owning Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any sales or broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Investors’ Registrable Securities and shall bear the fees and expenses of their own counsel.

6.	INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, each Person, if any, who controls such Investor, the members, the directors, officers, partners, employees, agents, representatives of each Investor and each Person, if any, who controls such Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, free writing prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement, or (iv) any violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnity agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, Prospectus, free writing prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (ii) with respect to any superceded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superceded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any Investor.

b. In connection with any Registration Statement or Prospectus, each Investor, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signed any Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor furnished to the Company by such Investor expressly for inclusion in the Registration Statement or Prospectus; and, subject to Section 6(d), such Investor will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, Claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by the terms of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreements.

9.	AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders.

10.	MISCELLANEOUS.

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Telephone:  (713) 229-6300

Facsimile:   (713) 229-6398

Attention:   James A. Watt

                   Chief Executive Officer

With a copy to:

DLA Piper LLP

401 Congress Avenue

Suite 2500

Austin, Texas 78701

Telephone: (512) 457-7020

Facsimile:  (512) 721-2220

Attention:   Paul E. Hurdlow, Esq.

If to any Investor, at its address as it appears on the books and records of the Company,

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

b. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

c. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 10(a) hereof of this Agreement or such other address as such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of New York or located in any other jurisdiction chosen by the Company in accordance with Section 10(c) hereof. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the federal or state courts of the State of New York, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding. EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

d. This Agreement, the Purchase Agreement and the other transaction documents relating to the Investors’ purchase of the Registrable Securities constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the other transaction documents relating to the Investors’ purchase of the Registrable Securities supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

f. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

h. Each party shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

k. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

DUNE ENERGY, INC.

By:
Name:	James A. Watt
Title:	Chief Executive Officer

INVESTOR:

[ ]

By:
Name:
Title:

EXHIBIT A

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the Selling Stockholders. For additional information regarding the issuances of common stock, see “Private Placement of Common Shares” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of             , 201[    ].

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the holders of the shares of common stock, this prospectus generally covers the resale of at least the number of shares of common stock issued [and issuable] pursuant to the Purchase Agreements. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
(1)			0
(2)			0
[Other Investors]
(1)
(2)

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[            ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with and declared effective by the SEC.